Exhibit 10.4

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”), dated as of April 16, 2010, is by and between SOKO Fitness & Spa Group, Inc., a Delaware corporation and formerly known as American Business Holdings, Inc. (the “Company”), Guerrilla Partners, LP, Hua-Mei 21st Century Partners, LP and James J. Fuld, Jr. IRA (collectively, the “Purchasers”).

WHEREAS, the Company and Purchasers are parties to that certain Registration Rights Agreement, dated April 7, 2008 (the “RRA”);

WHEREAS, in accordance with the provisions of Section 2(b) of the RRA, the the Company is required to pay to the Purchasers US$200,000 as a penalty (the “Penalty” and such matter, “Penalty Payment Matter”);

WHEREAS, the Company, certain officers of the Company signatory thereto (“Management”) and The Crone Law Group f/k/a Crone Rozynko, LLP (the “Escrow Agent”) are parties to that certain Escrow Agreement, dated April 7, 2008 (the “Escrow Agreement”), pursuant to which Management deposited certificates representing 8,000,000 shares of the Company’s common stock (the “Shares”) to secure the Company’s obligation to the Purchasers to achieve certain financial performance thresholds (“Thresholds”) as set forth in Section 5(a) of the Escrow Agreement;

WHEREAS, the Thresholds have been achieved and, pursuant to the terms of the Escrow Agreement, the Shares are required to be returned to Management (the “Escrow Matter” and collectively with the Penalty Payment Matter, the “Disputed Matters”);

WHEREAS, the parties hereto desire to compromise and settle the Disputed Matters and any claims among themselves with respect thereto; and

WHEREAS, concurrently with the execution hereof, the Company and the Purchasers are entering into an amendment to those certain Common Stock Purchase Warrants, dated April 11, 2008, issued by the Company to the Purchasers (the “Warrant Amendment”).

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1. The recitals set forth above are hereby incorporated herein by reference thereto as if fully set forth at length in this Section 1.

2. The Company hereby acknowledges that the Penalty is due and owning.  Concurrently with the execution hereof, and in full and complete satisfaction of any and all claims by the Purchasers or any Purchaser relating to the Penalty Payment Matter, the Company shall issue to the Purchasers, pro rata in accordance with their respective investment amounts in the Company in connection with the Company’s April 11, 2008 financing, an aggregate of 88,889 shares (the “Penalty Shares”) of restricted common stock, par value $.001 (“Common Stock”) of the Company, as set forth below:

Purchaser	Number of Penalty Shares
Guerrilla Partners, LP	62,222
Hua-Mei 21st Century Partners, LP	17,778
James J. Fuld, Jr. IRA	8,889
TOTAL	88,889

3. The Purchasers hereby acknowledge that the Thresholds have been achieved and that the Shares are required to be returned to Management pursuant to the terms of the Escrow Agreement.  Concurrently with the execution hereof, the Investors and the Company shall instruct the Escrow Agent to deliver all certificates representing the Shares to Management, and following such delivery, the Company and the Purchasers agree that the Escrow Agreement shall be terminated and of no further force and effect (except for the provisions thereof that survive termination in accordance with their terms).  The Purchasers shall take all actions necessary or required to authorize and/or cause the release and delivery of the Shares to Management concurrently with the execution of this Agreement.

4. Each Purchaser, in consideration of the agreements herein contain and for other good and valuable consideration received from the Company agrees to enter into the Warrant Amendment concurrently with the execution of this Agreement.

5. Each Purchaser, as RELEASOR, in consideration of the agreements herein contain and for other good and valuable consideration received from the Company and the Escrow Agent, as RELEASEES, the receipt of which is hereby acknowledged, do hereby fully, finally and unconditionally release and forever discharge the RELEASEES, their former, present, and future partners, officers, employees, representatives, stockholders, directors, agents, predecessors, former and present subsidiaries, parent entities, affiliates, divisions, licensees, receivers, distributors, successors and assigns, heirs, executors, administrators, attorneys, associates, and anyone affiliated with or acting on behalf of any of them (collectively, the “SECTION 4 RELEASED PARTIES”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the SECTION 4 RELEASED PARTIES such RELEASOR, such RELEASOR’S attorneys, associates, agents, successors, assigns, heirs, parent or subsidiary corporations, and anyone affiliated with or acting on behalf of any of them, ever had, now have or hereafter can, shall or may have, from the beginning of the world to the day of the date of this Agreement which arise out of or relate to the Disputed Matters.

6. The Company, as RELEASOR, in consideration of the agreements herein contain and for other good and valuable consideration received the Purchasers and the Escrow Agent, as RELEASEES, the receipt of which is hereby acknowledged, does hereby fully, finally and unconditionally release and forever discharge the RELEASEES, their former, present, and future partners, officers, employees, representatives, stockholders, directors, agents, predecessors, former and present subsidiaries, parent entities, affiliates, divisions, licensees, receivers, distributors, successors and assigns, heirs, executors, administrators, attorneys, associates, and anyone affiliated with or acting on behalf of any of them (collectively, the “SECTION 5 RELEASED PARTIES”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the SECTION 5 RELEASED PARTIES such RELEASOR, such RELEASOR’S attorneys, associates, agents, successors, assigns, heirs, parent or subsidiary corporations, and anyone affiliated with or acting on behalf of any of them, ever had, now have or hereafter can, shall or may have, from the beginning of the world to the day of the date of this Agreement which arise out of or relate to the Disputed Matters.

7. The parties acknowledge and agree that this Agreement embodies a compromise settlement which is not in any respect, nor for any purposes, to be deemed or construed to be an admission or concession of any liability whatsoever on the part of any of the parties.  The parties agree not to disclose to any third party, or to publicize the terms of this Agreement, anything contained herein or the fact of any such agreement, execution or performance without the prior written consent of the other party to this Agreement, except to their attorneys and as is necessary for financial reporting or other similar purposes or as required by the U.S. Securities and Exchange Commission or pursuant to any law, rule or regulation or any governmental agency.

8. Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents, warrants and acknowledges as to the following as of the date hereof:

(a) Own Account.  Such Purchaser understands that the Penalty Shares are “restricted securities” and have not been registered under the Securities Act of 1933 (“1933 Act”) or any applicable state securities law and is acquiring the Penalty Shares as principal for its own account and not with a view to or for distributing or reselling such Penalty Shares or any part thereof in violation of the 1933 Act or any applicable state securities law, has no present intention of distributing any of such Penalty Shares in violation of the 1933 Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Penalty Shares in violation of the 1933 Act or any applicable state securities law.

(b) Purchaser Status.  At the time such Purchaser was offered the Penalty Shares, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Common Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(c) Experience of Such Purchaser.  Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks associated with its acquisition of the Penalty Shares, and has so evaluated the merits and risks of such acquisition.  Such Purchaser is able to bear the economic risk associated with the acquisition of the Penalty Shares and is able to afford a complete loss of the value of the Penalty Shares.

(d) No General Solicitation.  Such Purchaser is not acquiring the Penalty Shares as part of a privately negotiated settlement with the Company and not as a result of any advertisement, article, notice or other communication regarding the Penalty Shares or otherwise published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, or presented at any seminar or any other general solicitation or general advertisement.

(e) Reliance on Representations and Warranties. Each Purchaser understands that the Penalty Shares are being issuer to such Purchaser in reliance on exemptions contained in specific provisions of United States federal securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of the exemptions contained in such provisions.

(f) Legend. Each Purchaser acknowledges and agrees that the certificates representing the Penalty Shares shall bear a restricted legend, in the form and substance as set forth below, prohibiting the offer, sale, pledge, mortgage or transfer of the securities, except (1) (i) pursuant to an effective registration statement filed under the 1933 Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the 1933 Act (if available), or (iii) pursuant to any other exemption from the registration requirements of the Securities Act.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

9. This Agreement shall be binding upon the parties hereto and their respective successors, assigns, heirs and representatives.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

11. Any dispute that arises under this Agreement shall be adjudicated in the state or the federal courts located in New York, New York.

12. This Agreement may be executed in counterparts, in PDF format or by facsimile, each of which shall be deemed an original but when taken together shall constitute one and the same agreement.

13. This Agreement may not be modified or amended orally, and no alleged amendment, modification or waiver of this Agreement shall have any force or effect, unless set forth in writing and signed by the party against whom enforcement is sought.

14. The parties herein acknowledge that they have been represented by counsel in all aspects of the negotiation and conclusion of the settlement memorialized in this Agreement or that they have voluntarily waived such right to legal counsel, that they have been afforded an opportunity to consider the terms of this Agreement for a reasonable time prior to its execution, that they carefully have reviewed and read in their entirety this Agreement, fully understand and consent to the terms and conditions herein, that they have signed this Agreement voluntarily and of their own free will; and that they intend to abide by their provisions without exception.

15. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or other negotiations, arrangements, representations, agreements, including whether in writing or oral agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Settlement Agreement as of the date first above written.

SOKO FITNESS & SPA GROUP, INC.

By:	/s/ Tong Liu
Name: Tong Liu
Title: Chairman & Chief Executive Officer

GUERRILLA PARTNERS, LP

By: Guerrilla Capital Management, L.L.C.

By:	/s/ Peter Siris
Name: Peter Siris
Title: Principal

HUA-MEI 21ST CENTURY PARTNER, L.P.

By: Guerrilla Capital Management, L.L.C.

By:	/s/ Peter Siris
Name: Peter Siris
Title: Principal

JAMES J.FULD, JR. IRA

By:	/s/ James J. Fuld
Name: James J. Fuld
Title: Authorized Signatory